                                 AMENDMENT NO. 7
                                       TO
                      MASTER INVESTMENT ADVISORY AGREEMENT

         This Amendment dated as of July 18, 2005, amends the Master Investment Advisory Agreement (the "Agreement"); dated June 21, 2000, between AIM Equity Funds, a Delaware statutory trust, and A I M Advisors, Inc., a Delaware corporation.

                                   WITNESSETH:

         WHEREAS, the parties desire to amend the Agreement to delete AIM Dent Demographic Trends Fund and AIM Emerging Growth Fund from the Agreement; and

         WHEREAS, the parties desire to amend the Agreement to permanently reduce the advisory fee payable by AIM Diversified Dividend Fund effective July 18, 2005;

         NOW, THEREFORE, the parties agree as follows;

         1. Appendix A and Appendix B to the Agreement are hereby deleted in their entirety and replaced with the following:

                                   "APPENDIX A
                            FUNDS AND EFFECTIVE DATES

NAME OF FUND                                                    EFFECTIVE DATE OF ADVISORY AGREEMENT
------------                                                    ------------------------------------

AIM Aggressive Growth Fund                                                      June 1, 2000
AIM Blue Chip Fund                                                              June 1, 2000
AIM Capital Development Fund                                                    June 1, 2000
AIM Charter Fund                                                                June 1, 2000
AIM Constellation Fund                                                          June 1, 2000
AIM Diversified Dividend Fund                                                 December 28, 2001
AIM Large Cap Basic Value Fund                                                  June 1, 2000
AIM Large Cap Growth Fund                                                       June 1, 2000
AIM Mid Cap Growth Fund                                                         June 1, 2000
AIM Select Basic Value Fund                                                    August 29, 2002
AIM Weingarten Fund                                                             June 1, 2000

                                   APPENDIX B
                           COMPENSATION TO THE ADVISOR


         The Trust shall pay the Advisor, out of the assets of a Fund, as full compensation for all services rendered, an advisory fee for such Fund set forth below. Such fee shall be calculated by applying the following annual rates to the average daily net assets of such Fund for the calendar year computed in the manner used for the determination of the net asset value of shares of such Fund.

                           AIM AGGRESSIVE GROWTH FUND

NET ASSETS                                                                                              ANNUAL RATE
----------                                                                                              -----------

First $150 million...................................................................................   0.80%
Over $150 million....................................................................................   0.625%

                               AIM BLUE CHIP FUND
                          AIM CAPITAL DEVELOPMENT FUND

NET ASSETS                                                                                              ANNUAL RATE
----------                                                                                              -----------

First $350 million...................................................................................   0.75%
Over $350 million....................................................................................   0.625%

                                AIM CHARTER FUND
                             AIM CONSTELLATION FUND

NET ASSETS                                                                                              ANNUAL RATE
----------                                                                                              -----------

First $ 30 million...................................................................................   1.00%
Over $30 million to and including $150 million.......................................................   0.75%
Over $150 million....................................................................................   0.625%

                          AIM DIVERSIFIED DIVIDEND FUND

NET ASSETS                                                                                              ANNUAL RATE
----------                                                                                              -----------

First $350 million...................................................................................   0.60%
Next $350 million....................................................................................   0.55%
Next $1.3 billion....................................................................................   0.50%
Next $2 billion......................................................................................   0.45%
Next $2 billion......................................................................................   0.40%
Next $2 billion......................................................................................   0.375%
Over $8 billion......................................................................................   0.35%

                         AIM LARGE CAP BASIC VALUE FUND

NET ASSETS                                                                                              ANNUAL RATE
----------                                                                                              -----------

First $ 1 billion....................................................................................   0.60%
Over $1 billion to and including $ 2 billion.........................................................   0.575%
Over $ 2 billion.....................................................................................   0.55%

                            AIM LARGE CAP GROWTH FUND

NET ASSETS                                                                                              ANNUAL RATE
----------                                                                                              -----------

First $ 1 billion....................................................................................   0.75%
Over $1 billion to and including $ 2 billion.........................................................   0.70%
Over $ 2 billion.....................................................................................   0.625%

                             AIM MID CAP GROWTH FUND

NET ASSETS                                                                                              ANNUAL RATE
----------                                                                                              -----------

First $ 1 billion....................................................................................   0.80%
Over $ 1 billion.....................................................................................   0.75%

                           AIM SELECT BASIC VALUE FUND

NET ASSETS                                                                                              ANNUAL RATE
----------                                                                                              -----------

First $1 billion.....................................................................................   0.75%
Over $1 billion to and including $ 2 billion.........................................................   0.70%
Over $2 billion......................................................................................   0.65%

                               AIM WEINGARTEN FUND

NET ASSETS                                                                                              ANNUAL RATE
----------                                                                                              -----------

First $30 million....................................................................................   1.00%
Over $30 million to and including $350 million.......................................................   0.75%
Over $350million.....................................................................................   0.625%"

         2. In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers on the date first written above.


                                             AIM EQUITY FUNDS


Attest: /s/ JOHN H. LIVELY                   By:    /s/ ROBERT H. GRAHAM
        ----------------------------                ----------------------------
         Assistant Secretary                           Robert H. Graham
                                                       President


(SEAL)

                                             A I M ADVISORS, INC.


Attest: /s/ JOHN H. LIVELY                   By:    /s/ MARK H. WILLIAMSON
        ----------------------------                ----------------------------
         Assistant Secretary                           Mark H. Williamson
                                                       President


(SEAL)